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                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             PORT FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)

             Massachusetts                          Application Pending
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                           689 Massachusetts Avenue
                        Cambridge, Massachusetts 02139
                   (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ].

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X].

     Securities Act registration statement file number to which this form relates: 333-91549
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     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class          Name of each exchange on which
     to be so registered          each class is to be registered
     -------------------          ------------------------------

     None.


     Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.01
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Item 1.  Description of Registrant's Securities to be Registered.
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     For a description of the shares of common stock, par value $0.01 per share, of Port Financial Corp. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the following captions in the Prospectus of the Registrant filed with the Securities and Exchange Commission on November 23,
1999 as part of the Registrant's Registration Statement on Form S-1,
Registration No. 333-91549 and all amendments thereto, which captions are incorporated herein by reference: RESTRICTIONS ON ACQUISITION OF PORT FINANCIAL CORP. AND CAMBRIDGEPORT BANK; DESCRIPTION OF CAPITAL STOCK OF PORT FINANCIAL CORP.

Item 2.  Exhibits.
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     The following Exhibits are either filed as part of this Registration
Statement or are incorporated herein by reference:


  2.1 Plan of Conversion and Stock Issuance Plan of Cambridgeport Mutual Holding Company*

  4.1     Articles of Organization of Port Financial Corp.*

  4.2     Bylaws of Port Financial Corp.*

  4.3     Form of Stock Certificate of Port Financial Corp.*

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     *    Exhibit is incorporated herein by reference to the Registration
          Statement on Form S-1 of the Registrant (Registration No. 333-91549), as filed with the Securities and Exchange Commission on November 23, 1999, and all amendments thereto.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    Port Financial Corp.

                                    By: /s/ James B. Keegan
                                        -------------------------------------
                                        James B. Keegan
                                        President and Chief Executive Officer


Dated: January 25, 2000